SCHEDULE 14A
                        (Rule 14a-101)
           INFORMATION REQUIRED IN PROXY STATEMENT
                   SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14 OF THE SECURITIES
     EXCHANGE ACT OF 1934 (Amendment No.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement  [ ] Confidential for Use of the Com-
                                     mission Only (as permitted by
                                     Rule 14a-6(e)(2)

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         SHONEY'S, INC.
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        (Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
       14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

   [ ] $500 per each party to the controversy pursuant to Exchange
       Act Rule 14a-6(i)(3).

   [ ] Fee computed on table below per Exchange Act
       Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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   [ ] Fee paid previously with preliminary materials.

   [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:   $125
   (2) Form, Schedule or Registration Statement No.: Schedule 14A
   (3) Filing Party: Shoney's, Inc.
   (4) Date Filed: March 13, 1995

                          SHONEY'S,
                            INC.

                                                   March 31, 1995

To Our Shareholders:

     The Board of Directors (the "Board") of Shoney's, Inc. (the "Company") is pleased to provide you with this supplemental proxy information (the "Supplement") in connection with its solicitation of proxies from holders of the Company's shares of $1.00 par value common stock (the "Shares") to be voted at the Company's 1995 Annual Meeting of Shareholders (the "Annual Meeting") to be held in the fifth floor auditorium of the First American Center, Nashville, Tennessee, on Tuesday, April 18, 1995, beginning at 9:00 a.m. (Central Daylight
Time), and at any adjournments or postponements thereof.

     The first date on which this Supplement is being sent or given to shareholders is on or about March 31, 1995. The Supplement should be read in conjunction with the Proxy Statement dated March 13, 1995 (the "Proxy Statement"), which you already have received and to which you should refer. This information does not replace the Proxy Statement, but merely supplements it. Any capitalized terms not defined in this Supplement have the meanings given them in the Proxy Statement.

             AMENDMENT TO SHAREHOLDERS RIGHTS PLAN

     The Board of Directors and management of the Company recently have had discussions concerning the Company's Amended and Restated Rights Agreement dated as of May 25, 1994 (the "Rights Plan") with certain institutional shareholders and with Institutional Shareholder Services, Inc. ("ISS"), a nationally recognized firm that advises many institutional shareholders concerning matters of shareholder interest.

     The Rights Plan is the subject of Shareholder Proposal Number
3 (discussed at pages 17-21 of the Proxy Statement). That proposal, if adopted, would recommend that the Board redeem the Rights issued pursuant to the Rights Plan and adopt a policy that no future Rights Plan would be adopted without prior shareholder approval. As explained in the Proxy Statement, the Board opposes that proposal.

     Responsive to the comments of certain of its institutional shareholders, and following discussions with ISS, the Board has determined to amend the Rights Plan to respond to the institutional shareholders' concerns while preserving the effectiveness and responsiveness of the Rights Plan to the needs and rights of all of the Company's shareholders.

     The amendments to the Rights Plan which have been approved by the Board, to be adopted immediately after the Annual Meeting, are as follows:

1.   SHAREHOLDER VOTE ON A QUALIFIED OFFER.

     a. If a "qualified offer" (described below) is received, the Board will either: (i) redeem the Rights outstanding under the Rights Plan or approve a superior alternative transaction within 60 days after the receipt of the "qualified offer"; or (ii) submit to a binding vote of shareholders the redemption of the outstanding Rights (and, accordingly, the elimination of the Rights Plan).

     b.   If a majority of the disinterested shareholders
(meaning those who do not have an interest in or are not a part of the group making the "qualified offer") vote affirmatively for the redemption of the Rights, the Board will do so and will terminate the Rights Plan.

     c. A "qualified offer" is a tender offer made in accordance with applicable law: (i) to purchase all of the then outstanding Shares at the same price, (ii) for cash on a fully financed basis or for non-cash consideration consisting of New York Stock Exchange listed securities offered on a basis that would afford the Company's shareholders tax-deferred treatment, (iii) not subject to financing, funding or due diligence conditions, and (iv) which a nationally recognized investment banking firm selected by the Company has not opined is inadequate.

2.   SHAREHOLDER VOTE IN 1996.

     In addition to amending the Rights Plan as stated above, the Board has agreed to submit the continuation of the amended Rights Plan to a shareholder vote, on an advisory basis, at the 1996 Annual Meeting of Shareholders, provided that ISS continues to support the amended Rights Plan. Shareholders will receive proxy materials in connection with that meeting, which will again describe the Rights Plan and the specific matter upon which shareholders will be asked to vote.

3.   AGREEMENT NOT TO OPT IN TO THE CONTROL SHARE STATUTE.

     The Board also has agreed not to "opt in" to the Tennessee
Control Share Acquisition Act (T.C.A. Sections 48-35-301 ET SEQ.) at any time during which the Rights Plan is in effect. Opting in to that Act would have the effect of removing the voting rights of "control shares" acquired under certain circumstances.

                             DISCUSSION

     The Board believes that the amendments to the Rights Plan will continue to prevent abusive takeover tactics, but also will make it clear that the Rights Plan will not serve as an impediment to a lawful, fully priced offer for all of the Company's Shares.

     Your Board is pleased to report that based upon the amendments to the Rights Plan discussed above, ISS has determined to advise its institutional shareholder clients to vote AGAINST Shareholder Proposal Number 3, and thus in favor of the retention of the Rights Plan as amended. Like ISS, your Board believes that any legitimate shareholder rights issues raised in that Proposal have been answered by the amendments to the Rights Plan.

     ACCORDINGLY, YOUR BOARD OF DIRECTORS URGES YOU TO MAIL YOUR
PROXY MARKED TO VOTE AGAINST SHAREHOLDER PROPOSAL NUMBER 3 AT THE EARLIEST POSSIBLE DATE. IF YOU ALREADY HAVE SUBMITTED A PROXY AND WISH TO RESUBMIT IT, PLEASE CONTACT THE COMPANY AT THE TELEPHONE NUMBER PROVIDED BELOW, AND YOU WILL BE FURNISHED A NEW PROXY CARD. BE SURE
TO DATE THE PROXY THE DATE YOU SIGN THE NEW CARD. IF YOU WISH TO ATTEND THE MEETING AND VOTE IN PERSON, YOU ARE INVITED TO DO SO. WE WOULD APPRECIATE YOUR LETTING US KNOW IF YOU PLAN TO ATTEND THE MEETING SO THAT WE MAY HAVE ADEQUATE FACILITIES FOR YOUR COMFORT.

                          OTHER INFORMATION

     Your Board would further note that on March 28, 1995, the proponent of Shareholder Proposal Number 3 sent an unsolicited letter to the Board offering to serve as Chief Executive Officer and Chairman of the Board of the Company. In January 1995, the Board appointed a Search Committee to identify the best available candidate to fill that position. The Search Committee is on schedule in its process and has interviewed several qualified candidates. The Committee will report its recommendation to the full Board when it has completed its assignment.

     On behalf of the Board, I thank you for your participation as a shareholder in the governance of your Company.

                         Very truly yours,

                         /s/ Taylor H. Henry

                         Taylor H. Henry
                         Chairman of the Board
                         Chief Executive Officer

TELEPHONE FOR ADDITIONAL PROXY CARD: 615-231-2347 or 1-800-626-5630
(Ext. 2347)